Exhibit 77Q(1)(a)

AMENDED AND RESTATED BY-LAWS

OF

TWEEDY, BROWNE FUND INC.

ARTICLE I

Offices

      Section 1.	Principal Office.  The principal office of
Tweedy, Browne Fund Inc. (the "Corporation") shall be in the City of Baltimore, State of Maryland.

      Section 2. 	Principal Executive Office.  The principal
executive office of the Corporation shall be at One Station
Place, Stamford, CT 06902.

      Section 3. 	Other Offices.  The Corporation may have such
other offices in such places as the Board of Directors (the
"Board") may from time to time determine.

ARTICLE II

Meetings of Stockholders

      Section 1. 	Annual Meetings.  The Corporation is not
required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act"), but it may hold annual meetings (whether or not required by the 1940 Act). If the Corporation is required to hold a meeting of stockholders to elect directors pursuant to Section 2-501(b)(1) of the Maryland General Corporation Law, such meeting shall be designated the annual meeting of stockholders for that year. If the Corporation is required to hold a meeting of stockholders to elect directors pursuant to the 1940 Act, the annual meeting shall be held no later than 120 days after the occurrence of the event requiring the meeting. All other annual meetings shall be held at such dates and times designated by the Board.

      Section 2. 	Special Meetings.  Special meetings of the
stockholders, unless otherwise provided by law or by the Articles of Incorporation, as may be amended from time to time (the "Articles"), may be called for any purpose or purposes by (i) a majority of the Board, (ii) the President, or (iii) on the written request of a majority of holders of the outstanding capital stock of the Corporation entitled to vote at such meeting, unless a lesser threshold is required by the 1940 Act or any other applicable law.

      Section 3. 	Place of Meetings.  Annual and special
meetings of the stockholders shall be held at such place within the United States as the Board may from time to time determine.

      Section 4. 	Notice of Meetings; Waiver of Notice.  Notice
of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally, by mail, by electronic mail, or by other form of electronic transmission, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting.
Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. Notice to a stockholder by electronic mail or other form of electronic transmission shall be transmitted to any address at which the stockholder receives electronic mail or other electronic transmissions.

      Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

      Section 5. 	Quorum.  At all meetings of the stockholders,
the holders of one-third of the votes entitled to be cast at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute, the 1940 Act, or the Articles. In the absence of a quorum no business may be transacted, and the meeting may be adjourned from time to time, without notice other than announcement thereat, except as otherwise required by these By-
Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the 1940 Act, or other applicable statute, the Articles, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters. A quorum shall be present with respect to matters as to which only the holders of one class of stock may vote if a majority of the shares of that class are present at the meeting in person or by proxy, and the absence of holders of a majority of shares with respect to one class shall have no effect with respect to any other class of stock.

      Section 6. 	Organization.  At each meeting of the
stockholders, the Chairman of the Board (if one has been designated by the Board), or in the Chairman of the Board's absence or inability to act, the President, or in the absence or inability of the Chairman of the Board and the President, any other officer of the Corporation, shall act as chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

      Section 7. 	Order of Business.  The order of business at
all meetings of the stockholders shall be as determined by the chairman of the meeting.

      Section 8. 	Voting.  Pursuant to Article V, section
(3)(m) of the Corporation's Articles, stockholders shall be entitled to one vote on each matter submitted to the stockholders for approval for every share of such stock standing in such stockholder's name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 9 of this Article or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

      Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by a written proxy signed by such stockholder or such stockholder's attorney-in-fact, or by transmitting, or authorizing the transmission of, an authorization for a person or persons to act as proxy to either (i) the person or persons authorized to act as proxy, or (ii) any other person or persons authorized to receive the proxy authorization on behalf of the person or persons authorized to act as proxy. The signing of a written proxy may be accomplished by the stockholder or the stockholder's authorized agent signing the written proxy or causing the stockholder's signature to be affixed to the written proxy by any reasonable means, including facsimile signature. An authorization of a person or persons to serve as proxy may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing or authorizing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the 1940 Act, the Articles, or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. For the avoidance of doubt, and in accordance with the Maryland General Corporation Law, unless otherwise required by the 1940 Act, a plurality of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on the matter shall be sufficient to elect a director.

      If a vote shall be taken on any question other than the election of directors, then unless required by statute, the 1940 Act or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, if there be such proxy, and shall state the number of shares voted.

      If at any time a quorum is present by there are insufficient votes to approve a matter, the meeting may be adjourned from time to time, without notice other than announcement thereat, except as otherwise required by these By-Laws, in order to permit the solicitation of additional votes.

      Section 9. 	Fixing of Record Date.  The Board may set a
record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than ninety nor less than ten days before the date of the meeting of the stockholders. All persons who were holders of record of shares at such time, and not others, shall be entitled to vote at such meeting and any adjournment thereof.

      Section 10. 	Inspectors.  The Board may, in advance of any
meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspector shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors.
Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.
On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

      Section 11. 	Consent of Stockholders in Lieu of Meeting.
Except as otherwise provided by statute, the 1940 Act or the Articles, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

ARTICLE III

Board of Directors

      Section 1. 	General Powers.  Except as otherwise provided
in the Articles, the business and affairs of the Corporation shall be managed under the direction of the Board. All powers of the Corporation may be exercised by or under authority of the Board except as conferred on or reserved to the stockholders by law, the Articles, or these By-Laws.

      Section 2. 	Number of Directors.  The number of directors
shall be fixed from time to time by resolution of the Board adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be less than two nor more than fifteen. Any vacancy created by an in-crease in the number of Directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his or her term. Directors need not be stockholders.

      Section 3. 	Election and Term of Directors.  Directors
shall be elected at a meeting of stockholders held for that purpose unless otherwise provided by statute or the Articles.
The term of office of directors shall be from the time of their election and qualification until the next annual meeting of stockholders and until their successors are elected and qualify, or until his or her death, resignation, or removal, as hereinafter provided in these By-Laws.

      Section 4. 	Resignation.  A director of the Corporation
may resign at any time by giving written notice of his or her resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5. 	Removal of Directors.  Any director of the
Corporation may be removed for cause or without cause by the stockholders by a vote of a majority of the votes entitled to be cast for the election of directors.

      Section 6. 	Vacancies.  Subject to the provisions of the
1940 Act, any other applicable law and the Articles, any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of directors, or any other cause, shall be filled by a vote of the Board in accordance with the Articles.

      Section 7. 	Place of Meetings.  Meetings of the Board may
be held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.
Any director of the Corporation may participate in any meeting of the Board or committee of the Board by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at the meeting.

      Section 8. 	Regular Meeting.  Regular meetings of the
Board may be held at such time and place as may be determined by the Board.

      Section 9. 	Special Meetings.  Special meetings of the
Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

      Section 10. 	Notice of Board Meetings.  Notice of each
regular and special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally, by telephone, by electronic mail, or by other form of electronic transmission, at least twenty-four hours before the time at which such meeting is to be held, or mailed by first-class mail, postage prepaid, addressed to him or her at his or her residence or usual place of business, at least three days before the day on which such meeting is to be held. Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

      Section 11. 	Waiver of Notice of Meetings.  Notice of any
meeting of the Board need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting, or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

      Section 12. 	Quorum and Voting.  One-third, but not less
than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the 1940 Act, the Articles, these By-Laws, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the 1940 Act, which the Corporation enters into or any renewal or amendment thereof, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the directors who are not interested persons, as defined in the 1940 Act, of the Corporation cast in person at such meeting and the approval of the fidelity bond required by the 1940 Act shall require the approval of a majority of such directors. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 13. 	Organization.  The Board may, by resolution
adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his or her absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

      Section 14. 	Consent of Directors in Lieu of a Meeting.
Subject to the provisions of the 1940 Act and any other applicable law, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by all members of the Board or committee, as the case may be, and such unanimous consent is filed in paper or electronic form with the minutes of the proceedings of the Board or committee.

      Section 15. 	Compensation.  Directors may receive
compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

ARTICLE IV

Committees

      Section 1. 	Committees of the Board.  The Board may from
time to time designate one or more committees of the Board, each such committee to consist of two or more directors and to have such powers and duties as the Board may, by resolution, prescribe.

      Section 2. 	General.  One-third, but not less than two,
of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

ARTICLE V

Officers, Agents and Employees

      Section 1. 	Officers.  The officers of the Corporation
shall be a President, who shall be a director of the Corporation, a Secretary, and a Treasurer, each of whom shall be elected by the Board. The Board may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents, and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge, or verify any instrument as an officer in more than one capacity. Such officers shall be elected by the Board to serve at the pleasure of the Board, each to hold office indefinitely and until his or her successor has been duly elected and qualifies, or until his or her death, resignation, or removal, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

      Section 2. 	Resignations.  Any officer of the Corporation
may resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt;
and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3. 	Removal of Officer, Agent or Employee.  Any
officer, agent, or employee of the Corporation may be removed by the Board with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent, or employee of the Corporation shall not of itself create contract rights.

      Section 4. 	Vacancies.  A vacancy in any office, either
arising from death, resignation, removal, or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

      Section 5. 	Compensation.  The compensation of the
officers of the Corporation shall be fixed by the Board, but this power may be delegated to any officer in respect of other officers under his or her control.

      Section 6. 	Bonds or Other Security.  If required by the
Board, any officer, agent, or employee of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Board may require.

      Section 7. 	President.  The President shall be the chief
executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), the President shall preside at all meetings of the stockholders and of the Board.
The President shall have, subject to the control of the Board, general charge of the business and affairs of the Corporation.
The President may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and the President may delegate these powers.

      Section 8. 	Vice President.  Each Vice President shall
have such powers and perform such duties as the Board or the President may from time to time prescribe.

      Section 9. 	Treasurer.  The Treasurer shall

            (a)	have charge and custody of, and be responsible
for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934, as amended) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as a custodian or sub-custodian of the property of the Corporation;

            (b)	keep full and accurate accounts of receipts and
disbursements in books belonging to the Corporation;

            (c)	cause all moneys and other valuables to be
deposited to the credit of the Corporation;

            (d) 	receive, and give receipts for, moneys due and
payable, to the Corporation from any source whatsoever;

            (e) 	disburse the funds of the Corporation and
supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor

            (f) 	provide assistance to the Audit Committee of the
Board and report to such committee as necessary;

            (g) 	be designated as principal accounting officer for
purposes of Section 32 of the 1940 Act; and

            (h) 	in general, perform all the duties incident to the
office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board or the President.

      Section 10. 	Secretary.  The Secretary shall

            (a) 	keep or cause to be kept in one or more books
provided for the purpose, the minutes of all meetings of the Board, the committees of the Board, and the stockholders;

            (b) 	see that all notices are duly given in accordance
with the provisions of these By-Laws and as required by law;

            (c) 	be custodian of the records and the seal of the
Corporation, if any, and affix and attest the actual corporate seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile or in any other form, as hereinafter provided) and affix and attest the actual corporate seal, if any, to all other documents to be executed on behalf of the Corporation under its seal;

            (d) 	see that the books, reports, statements,
certificates, and other documents and records required by law to be kept and filed are properly kept and filed; and

            (e) 	in general, perform all the duties incident to the
office of Secretary and such other duties as from time to time may be assigned to him or her by the Board or the President.

      Section 11. 	Delegation of Duties.  In case of the absence
of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE VI

Indemnification

      Each officer and director of the Corporation shall be indemnified by the Corporation to the full extent permitted under the General Laws of the State of Maryland, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. Absent a court determination that an officer or director seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office, the decision by the Corporation to indemnify such person must be based upon the reasonable determination of independent counsel or nonparty independent directors, after review of the facts, that such officer or director is not guilty of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

      The Corporation may purchase insurance on behalf of an officer, director, employee, or other agent of the Corporation protecting such person to the full extent permitted under the General Laws of the State of Maryland, from 1iability arising from his or her activities as officer or director of the Corporation. The Corporation, however, may not purchase insurance on behalf of any officer or director of the Corporation that protects or purports to protect such person from liability to the Corporation or to its stockholders to which such officer or director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE VII

Capital Stock

      Section 1. 	Stock Certificates; Uncertificated Shares.
Except to the extent provided otherwise in the Corporation's Articles, the Board may authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. In the case of all shares of stock of the Corporation other than shares of stock authorized to be issued without certificates, each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of the Corporation owned by such stockholder, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the actual seal of the Corporation, if a seal has been adopted, or in any other form. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still in office at the date of issue.

      Section 2. 	Books of Accounts and Record of Stockholders.
There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available upon request of any stockholder, in accordance with Maryland law, a record containing the number of shares of stock issued during a specified period not to exceed twelve months and the consideration received by the Corporation for each such share.

      Section 3. 	Transfers of Shares.  Transfers of shares of
stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by such registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive rights of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

      Section 4. 	Regulations.  The Board may make such
additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

      Section 5. 	Lost, Destroyed or Mutilated Certificates.
The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or such owner's legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

      Section 6. 	Fixing of a Record Date for Dividends and
Distributions. The Board may fix, in advance, a date not more than ninety days preceding the date fixed for the payment of any dividend or the making of any distribution. Once the Board fixes a record date as the record date for the determination of the stockholders entitled to receive any such dividend or distribution, in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend or distribution.

      Section 7. 	Information to Stockholders and Others.  Any
stockholder of the Corporation or a stockholder's agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal office.

ARTICLE VIII

Fiscal Year

      Unless otherwise determined by the Board, the fiscal year of the Corporation shall end on the 31st day of March.

ARTICLE IX

Depositories and Custodians

      Section 1. 	Depositories.  The funds of the Corporation
shall be deposited with such banks or other depositories as the Board of the corporation may from time to time determine.

      Section 2.	Custodians.  All securities and other
investments shall be deposited in the safe keeping of such banks or other companies as the Board of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act.

ARTICLE X

Execution of Instruments

      Section 1. 	Checks, Notes, Drafts, etc.  Checks, notes,
drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board by resolution shall from time to time designate.

      Section 2. 	Sale or Transfer of Securities.  Stock
certificates, bonds, or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board, subject to applicable law.

ARTICLE XI

Independent Public Accountants

      The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Board and ratified by the stockholders to the extent required by the 1940 Act and any other applicable law.

ARTICLE XII

Annual Statement

      The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his or her address as the same appears on the books of the Corporation. Such annual statement shall also be available at the annual meeting of stockholders and be placed on file at the Corporation's principal executive office. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or quarterly period covered by the report and any other information required by the 1940 Act and any other applicable law, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.

ARTICLE XIII

Amendments

      The Board, by affirmative vote of a majority thereof in office at the time, shall have the right to amend, alter or repeal these By-Laws, except any particular By-Law which is specified as not subject to alteration or repeal by the Board.




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